Exhibit 23


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-117654 of Alliant Energy Corporation on Form S-8 of our report dated June 16, 2005, appearing in this Annual Report on Form 11-K of the Alliant Energy Corporation 401(k) Savings Plan for the year ended December 31, 2004.





/s/ Deloitte & Touche LLP
-------------------------

Milwaukee, Wisconsin
June 28, 2005





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